Exhibit 10.1

CATALYTICA ENERGY SYSTEMS, INC.

1995 STOCK PLAN

AMENDMENT TO STOCK OPTION AGREEMENTS

The outstanding stock option agreements (the “Prior Agreements”) under the Catalytica Energy Systems, Inc. (the “Company”) 1995 Stock Plan (the “Plan”) for options with an exercise price equal to or in excess of $1.75 by and between the Company and [Executive or Director Name] (the “Optionee”) are hereby amended as follows:

1.             Vesting Acceleration.  The vesting provisions set forth in the Prior Agreements are amended to include the following:

“Notwithstanding anything in this Agreement to the contrary, all unvested options with an exercise price equal to or greater than $1.75 (the “Accelerated Options”) shall become vested and exercisable as of November 17, 2005.”

2.             Transfer Restrictions.  Except for the escrow described in Section 3, none of the shares subject to the Accelerated Options (the “Restricted Shares”) nor any beneficial interest therein may be transferred, encumbered or otherwise disposed of in any way (other than by will or pursuant to the laws of descent and distribution) until the dates upon which the Accelerated Options would have otherwise vested in accordance with the vesting schedule in effect under the Prior Agreements; provided, however, that the Restricted Shares shall be released from this transfer restriction in full earlier upon the termination of Optionee’s employment.  If Optionee remains employed by the Company, then on the vesting dates specified in the Prior Agreements, that number of Restricted Shares that would have vested on such dates under the Prior Agreements shall be released from this transfer restriction.

3.             Escrow of Restricted Shares.

(a)           To ensure that the transfer restrictions of this Amendment are enforced, upon exercise of an Accelerated Option, the Company shall deliver and deposit with the Corporate Secretary of the Company (the “Escrow Holder”) the share certificates representing the Restricted Shares.  The Restricted Shares and stock assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Optionee attached hereto as Exhibit A, until such time as the transfer restrictions expire.

(b)           The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Restricted Shares in escrow while acting in good faith and in the exercise of its judgment.

(c)           When all or a portion of the Restricted Shares have been released from the transfer restriction, upon request the Escrow Holder shall deliver the certificate to the Optionee or to the Optionee’s brokerage account.

(d)           Subject to the terms hereof, the Optionee shall have all the rights of a shareholder with respect to the Restricted Shares while they are held in escrow, including without limitation, the right to vote the Restricted Shares and to receive any cash dividends declared thereon.  If, from time to time during the period of transfer restriction, there is (i) any stock dividend, stock split or other change in the Restricted Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Optionee is entitled by reason of the Optionee’s ownership of the Restricted Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Restricted Shares” for purposes of this Amendment.

4.             Legends.  The share certificate evidencing the Restricted Shares, if any,  issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

5.             Option Agreements.  To the extent not expressly amended hereby, the Prior Agreements remain in full force and effect.

6.             Entire Agreement.  This Amendment, taken together with the Prior Agreements (to the extent not expressly amended hereby) and any duly authorized written or electronic agreement entered into by and between the Company and the Optionee relating to the stock option grants evidenced by the Prior Agreements, represent the entire agreement of the parties, supersede any and all previous contracts, arrangements or understandings between the parties with respect to the stock option grants evidenced by the Prior Agreements, and may be amended at any time only by mutual written agreement of the parties hereto.

IN WITNESS WHEREOF, this instrument is executed as of                                              , 2005.

CATALYTICA ENERGY SYSTEMS, INC.	OPTIONEE

By

2

EXHIBIT A

JOINT ESCROW INSTRUCTIONS

                                         ,

Corporate Secretary

Catalytica Energy Systems, Inc.

[Address]

Dear                        :

1.           As Escrow Agent for both Catalytica Energy Systems, Inc., a Delaware corporation (the “Company”), and the undersigned purchaser of stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Amended Stock Option Agreement (“Agreement”) between the Company and the undersigned, in accordance with the following instructions:

2.           Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement.  Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities.  Subject to the provisions of this paragraph 2, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

3.           Upon written or e-mail request of the Purchaser, you shall deliver to Purchaser or his or her brokerage account a certificate or certificates representing so many shares of stock as are not then subject to the transfer restrictions set forth in the Agreement.  Within 10 business days after Purchaser ceases to be an employee of the Company, you shall deliver to Purchaser or his or her brokerage account a certificate or certificates representing the balance of shares held pursuant to the Agreement.

4.           If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

5.           Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

6.           You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

7.           You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

8.           You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

9.           You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

10.           You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

11.           Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party.  In the event of any such termination, the Company shall appoint a successor Escrow Agent.

12.           If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13.           It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14.           Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Catalytica Energy Systems, Inc.
[Address]

PURCHASER:

ESCROW AGENT:	Corporate Secretary
Catalytica Energy Systems, Inc.
[Address]

15.             By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16.             This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

17.             These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the internal substantive laws, but not the choice of law rules, of Delaware.

Very truly yours,

CATALYTICA ENERGY SYSTEMS, INC.

By

Title

PURCHASER:

Signature

Print Name

ESCROW AGENT:

Corporate Secretary